EXHIBIT 99.1

Contacts:	David L. Kerr	Amy Bobbitt
	Senior Vice President -- Corporate Development	Senior Vice President & Chief
	713.386.1420	Accounting Officer
	dkerr@comsys.com	602.414.3867
abobbitt@comsys.com
COMSYS IT PARTNERS, INC. REPORTS 2007 FOURTH QUARTER AND FULL YEAR RESULTS
HOUSTON, TX (February 14, 2008) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its fourth quarter and year ended December 30, 2007.
Revenue for the fourth quarter of 2007 was $183.3 million, down 1% from $184.7 million for the fourth quarter of 2006. Excluding the impact of the 2007 acquisitions, revenue declined by 2.1% versus the prior year period.
Net income in the fourth quarter of 2007 was $8.7 million, or $0.43 per diluted share, within management’s fourth quarter net income guidance of $8.4 million to $9.3 million, or $0.42 to $0.46 of earnings per diluted share. Results for the fourth quarter of 2007 included a pre-tax charge of $1.0 million, or $0.05 per diluted share, related to the potential uncollectible accounts receivable exposure resulting from the bankruptcy of VMS provider, Chimes. Management’s guidance for the fourth quarter did not include any impact of the Chimes bankruptcy.
For the fourth quarter of 2006, the Company reported net income of $5.2 million, or $0.26 per diluted share, which included a pre-tax charge of $0.7 million, or $0.04 per diluted share, related to a loss on early extinguishment of debt. Excluding this amount in 2006 and the Chimes-related charge in 2007, net income for the fourth quarter of 2007 increased 65% over the fourth quarter of 2006.
Revenue for the full-year 2007 was $743.3 million, up 1% over $736.6 million for 2006. Net income for 2007 was $33.3 million, or $1.66 per diluted share, an increase from 2006 net income of $21.0 million, or $1.10 per diluted share.
“Except for the impact of the Chimes bankruptcy, we were pleased with our financial results in the fourth quarter,” said Larry L. Enterline, COMSYS Chief Executive Officer. “Net income rose over last year primarily due to the benefits of efficiency initiatives implemented throughout the past year. In addition, we had a decrease in interest expense due to our lower debt levels, and our gross margins continued to show the strength we experienced throughout 2006 and during the first half of 2007. Although our revenue softened during the fourth quarter, our process initiatives and our ability to generate cash and repay debt throughout the year have positioned us well for the uncertain economic times that many are now forecasting.
“I would especially like to thank our operations leaders and their staffs,” Enterline continued. “Their continued focus on our customers, even in the face of the Chimes situation and the integration of the Praeos and TWC acquisitions this quarter, will drive our success, and we are very grateful for their ongoing efforts.”
Amy Bobbitt, Senior Vice President and Chief Accounting Officer, commented, “We entered 2007 with 4,996 consultants on assignment, and after the seasonal reduction in consultant headcount we experience each year in January and the typical falloff we experience at the end of each quarter, we ended 2007 with
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CITP Reports 2007 Fourth Quarter and Year-End Results

February 14, 2008
4,986 consultants, which includes approximately 170 consultants from businesses acquired in 2007. In 2008, our headcount has declined at a greater-than-normal pace and, as a result, our current headcount in February is approximately 4,750 consultants. Gross profit improved to 25.2% in the fourth quarter of 2007 from 24.6% in the same period last year, with gross profit up approximately $0.7 million between periods. Average bill rates also improved during this period, increasing to $73.25 in the fourth quarter of 2007 from $70.68 in the fourth quarter of 2006. For the fourth quarter of 2007, EBITDA as a percentage of revenues increased to 6.7% (7.3% excluding the Chimes charge) from 6.1% in the same period last year.”
The Company’s debt balance declined to $71.9 million at the end of 2007 from $98.5 million at the end of 2006. During 2007, the Company generated $58.8 million of cash flow from operations and used $30.9 million for acquisitions. The Company expects to make further debt reductions in 2008. During the fourth quarter of 2007, the Company generated EBITDA of $12.3 million compared with $11.3 million of EBITDA for the fourth quarter of 2006.
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the fourth quarter ended December 30, 2007, are included below in a section before the financial tables.
First Quarter 2008 Financial Guidance
For the first quarter of 2008, the Company expects to report revenue in a range of $181 million to $186 million and net income in the range of $5.1 million to $5.9 million, or approximately $0.25 to $0.29 per diluted share, on two more billing days than the fourth quarter of 2007. These estimated net income amounts include the seasonal impact of payroll-related taxes that the Company experiences in the first quarter of each year and are based on an effective tax rate of 24% (up from 7.6% in the first quarter of 2007).
Conference Call Information
COMSYS will host a conference call today (February 14) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 312-0832 and the confirmation number is 2504079. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 2504079 to gain access to the replay, which will be available through the end of the day on February 21, 2008.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals as well as a wide range of technical services and solutions addressing requirements across the enterprise. The COMSYS Process Solutions Group delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
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CITP Reports 2007 Fourth Quarter and Year-End Results

February 14, 2008
•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;
•	the Company’s ability to shift a larger percentage of its business mix into IT solutions, project management and business process outsourcing and, if successful, its ability to manage those types of business profitably;
•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;
•	weakness or reductions in corporate information technology spending levels;
•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;
•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including any change in the demand for its services;
•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;
•	increases in employment-related costs such as healthcare and unemployment taxes;
•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;
•	the risk that the Company may be subject to claims for indemnification under its customer contracts;
•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;
•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;
•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with applicable loan covenants;
•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;
•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;
•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and
•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in its future SEC filings.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and the Company cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.
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CITP Reports 2007 Fourth Quarter and Year-End Results

February 14, 2008
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

	Three Months Ended
	December 30, 2007	September 30, 2007	December 31, 2006

Operating Data:

Ending consultant headcount	4,986	4,982	4,996

Billing days	62	63	62

Revenue per billing day (in thousands)	$2,956	$2,971	$2,979

Average bill rate	$73.25	$72.92	$70.68

Gross profit percentage	25.2%	25.2%	24.6%

DSO	43	48	43

	Three Months Ended
	December 30, 2007	September 30, 2007	December 31, 2006

Supplemental Cash Flow Information:

Net cash provided by operating activities	$31,246	$26,951	$25,898

Capital expenditures	$2,056	$414	$301

	Three Months Ended
	December 30, 2007	September 30, 2007	December 31, 2006

Non-GAAP Financial Measures:

EBITDA:
GAAP net income	$8,678	$9,617	$5,150
Depreciation and amortization	1,726	1,653	2,180
Interest expense, net	1,541	1,993	3,137
Loss on early extinguishment of debt	—	—	723
Other income, net	(67)	(18)	(38)
Income tax expense	430	941	151

EBITDA	$12,308	$14,186	$11,303

EBITDA as a % of GAAP revenue	6.7%	7.6%	6.1%
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

CITP Reports 2007 Fourth Quarter and Year-End Results

February 14, 2008
COMSYS IT PARTNERS, INC.
STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Year Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2007	2007	2006	2007	2006

Revenues from services	$183,260	$187,195	$184,710	$743,265	$736,645
Cost of services	137,154	139,945	139,351	558,074	557,598

Gross profit	46,106	47,250	45,359	185,191	179,047

Operating costs and expenses
Selling, general and administrative	33,798	33,064	34,056	135,423	135,651
Depreciation and amortization	1,726	1,653	2,180	6,426	8,717

	35,524	34,717	36,236	141,849	144,368

Income from operations	10,582	12,533	9,123	43,342	34,679
Interest expense, net	1,541	1,993	3,137	8,250	15,518
Loss on early extinguishment of debt	—	—	723	—	3,191
Other income, net	(67)	(18)	(38)	(536)	(310)

Income before income taxes	9,108	10,558	5,301	35,628	16,280
Income tax expense (benefit)	430	941	151	2,279	(4,767)

Net income	$8,678	$9,617	$5,150	$33,349	$21,047

Net income per share:
Basic	$0.43	$0.48	$0.27	$1.67	$1.10
Diluted	$0.43	$0.48	$0.26	$1.66	$1.10

Weighted average shares outstanding:
Basic	19,474	19,459	18,628	19,255	18,449
Diluted	20,392	20,118	19,531	20,100	19,137
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CITP Reports 2007 Fourth Quarter and Year-End Results

February 14, 2008
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 30,	December 31,
	2007	2006

Assets
Current assets:
Cash	$1,594	$1,605
Accounts receivable, net of allowance of $3,389 and $3,474, respectively	189,317	189,610
Prepaid expenses and other	3,153	3,741
Restricted cash	3,365	—

Total current assets	197,429	194,956

Fixed assets, net	13,094	9,214
Goodwill	174,160	154,984
Intangible assets, net	10,002	9,142
Deferred financing costs, net	2,044	2,926
Restricted cash	4,218	2,794
Other assets	1,522	1,018

Total assets	$402,469	$375,034

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$145,622	$131,535
Payroll and related taxes	29,574	32,204
Current maturities of long-term debt	5,000	5,000
Interest payable	365	654
Other	7,897	13,506

Total current liabilities	188,458	182,899

Long-term debt	66,903	93,542
Other noncurrent liabilities	2,476	3,823

Total liabilities	257,837	280,264

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000 shares authorized, none issued	—	—
Common stock, par value $0.01; 95,000 shares authorized; 20,181 and 19,279 shares outstanding at December 30, 2007 and December 31, 2006, respectively	201	191
Common stock warrants	1,734	1,734
Accumulated other comprehensive income (loss)	57	(12)
Additional paid-in capital	223,174	206,740
Accumulated deficit	(80,534)	(113,883)

Total stockholders’ equity	144,632	94,770

Total liabilities and stockholders’ equity	$402,469	$375,034

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